ADDvantage Technologies Group, Inc.

1221 E. Houston

Broken Arrow, Oklahoma 74012

 For further information

 KCSA Strategic Communications

 Company Contact:

 Garth Russell

 Ken Chymiak        (9l8) 25l-2887

 (212) 896-1250

 Scott Francis        (9l8) 25l-2887

 grussell@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT

RESULTS FOR SECOND QUARTER OF FISCAL 2010

BROKEN ARROW, Oklahoma, April 27, 2010 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three month period ended March 31, 2010, prior to the market open on Tuesday, May 11, 2010.

The Company will host a conference call on Tuesday, May 11, 2010, at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (888) 668-1640 or (913) 905-3216 for international participants.  All dial-in participants must use the following code to access the call: 7734984. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through May 25, 2010 at (888) 203-1112 (domestic) or (719) 457-0820 (international). Participants must use the following code to access the replay of the call: 7734984. The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, formerly Scientific-Atlanta, and Motorola, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, Tulsat-West, NCS Industries, ComTech Services and Broadband Remarketing International. For more information, please visit the corporate web site at www.addvantagetech.com.